Filed Pursuant to Rule 424(b)(3)
Registration No. 333-268622

CRESCENT PRIVATE CREDIT INCOME CORP.

SUPPLEMENT NO.6 DATED JANUARY 29, 2025

TO THE PROSPECTUS DATED AUGUST 28, 2024

This prospectus supplement (“Supplement”) contains information that amends, supplements or modifies certain information contained in the accompanying prospectus of Crescent Private Credit Income Corp. (the “Fund”), dated August 28, 2024 (as amended and supplemented to date, the “Prospectus”). This Supplement is part of and should be read in conjunction with the Prospectus. Unless otherwise indicated, all other information included in the Prospectus, or any previous supplements thereto, that is not inconsistent with the information set forth in this Supplement remains unchanged. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

Effective immediately, the Prospectus is updated as follows: (i) to revise certain disclosures in the Prospectus as set forth below; and (ii) to include the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2025 (the “Form 8-K”). The Form 8-K is attached to this Supplement as Appendix B.

UPDATES TO THE PROSPECTUS

The following replaces the paragraph under “Kansas” in the “Suitability Standards” section of the Prospectus:

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth.

The form of Subscription Agreement attached to this Supplement as Appendix A replaces “Appendix A: Form of Subscription Agreement” of the Prospectus.

Please retain this Supplement with your Prospectus.

Appendix A

FORM OF SUBSCRIPTION AGREEMENT

Crescent Private Credit Income Corp.

Subscription Agreement

1. Your Investment

(a) Investment Information

Investment Amount $

☐ Initial Purchase

☐ Subsequent Purchase ($500 minimum subscription amount)

(b) Investment Method

☐	By mail:	Please make checks payable to SS&C GIDS, Inc., AS AGENT FOR Crescent Private Credit Income Corp. and attach to this agreement*

☐	By wire:	Please wire funds according to the instructions below. Name: SS&C GIDS, Inc., AS AGENT FOR Crescent Private Credit Income Corp. Bank Name: UMB Bank N.A. ABA: 1010-0069-5 DDA: 9872657373

☐	Broker-dealer / Financial advisor will make payment on your behalf

* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.

(c) Share Class Selection

☐Share Class S	☐Share Class D **	☐Share Class I **

(The minimum investment is $2,500)	(The minimum investment is $2,500)	(The minimum investment is $1,000,000 (unless waived))

** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2. Ownership Type (Select only one)

(a) Taxable Accounts

Brokerage Account Number

☐ Individual or Joint Tenant With Rights of Survivorship

☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift/Transfer to Minors

(b) Non-Taxable Accounts

Custodian Account Number

☐ IRA (Custodian Signature Required)

☐ Roth IRA (Custodian Signature Required)

☐ SEP IRA (Custodian Signature Required)

☐ Rollover IRA (Custodian Signature Required)

☐ Beneficial IRA

☐ Pension Plan (Include Certification of Investment Powers Form)

State of
Date of Birth	☐ Other
☐ Trust (Include Certification of Investment Powers Form or 1st and Last page of Trust Documents)

☐ C Corporation

☐ S Corporation

☐ Profit-Sharing Plan

☐ Non-Profit Organization

☐ Limited Liability Corporation

☐  Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

(c) Custodian Information (To Be Completed By Custodian)
Custodian Name
Custodian Tax ID #
Custodian Phone #
Custodian Stamp Here

(d) Entity Name - Retirement Plan / Trust / Corporation / Partnership / Other

Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions

(See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)

Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp	☐ C-Corp ☐ LLC ☐ Partnership	Exempt payee code (if any)

☐ Other	Jurisdiction (if Non-U.S.)

(Attach a completed applicable Form W-8)

Exemption from FATCA reporting code (if any)

3. Investor Information

(a) Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)

Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.

First Name	(MI) Last Name	Gender

Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country or citizenship (required)	Country of Citizenship

☐Resident Alien	☐Non-Resident Alien (Attach a completed From W-8BEN, Rev. J)

Please specify if you are a Crescent employee/ officer/ director/affiliate (required)	☐ Crescent Employee	☐ Crescent Officer or Director

☐ Immediate Family Member of Crescent Officer or Director	☐ Crescent Affiliate	☐ Not Applicable

(b) Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name	(MI) Last Name	Gender

Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed From W-8BEN, Rev. July 2017)	Country of Citizenship

Please specify if you are a Crescent employee/officer/ director/affiliate (required)	☐Crescent Employee	☐Crescent Officer or Director

☐Immediate Family Member of Crescent Officer or Director	☐Crescent Affiliate	☐Not Applicable

(c) Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary%

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary%

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary%

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary%

Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

(d) ERISA Plan Asset Regulations

All investors are required to complete Appendix B attached hereto.

4. Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

Email Address

5. Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT or WASHINGTON.

Refer to the prospectus for terms of the Distribution Reinvestment Plan. If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of the Fund, and you fail to meet the minimum net worth of annual income requirements for making an investment or you can no longer make the representations and warranties set forth in Section 8 you are expected to promptly notify your broker-dealer, financial advisor or investment adviser in writing of the change and to terminate your participation in the Distribution Reinvestment Plan.

ONLY complete the following information if you DO NOT wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

(a) ☐ Check mailed to street address in 3A (only available for non-custodial investors).

(b) ☐ Check mailed to secondary address in 3B (only available for non-custodial investors).

(c) ☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK

(d) ☐ Check mailed to Third Party Financial Institution (complete section below)

I authorize Crescent Private Credit Income Corp. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Crescent Private Credit Income Corp. in writing to cancel it. In the event that Crescent Private Credit Income Corp. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ If you ARE a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. Please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution information section below.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number

6. Broker-Dealer / Financial Advisor Information (Required Information All fields must be completed.)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer	Financial Advisor Name
Advisor Mailing Address
City	State	Zip Code
Financial Advisor Number	Branch Number	Telephone Number
E-mail Address	Fax Number
Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by Crescent Private Credit Income Corp., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker-Dealer, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and Financial Industry Regulatory Authority, Inc. rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker-dealer or other financial intermediary introducing you to Crescent Private Credit Income Corp., then Emerson Equity LLC (“Emerson”) may be deemed to act as your broker of record in connection with any investment in Crescent Private Credit Income Corp. Emerson is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Emerson is your broker-dealer of record, then your Common Shares will be held in your name on the books of Crescent Private Credit Income Corp. Emerson will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

X	Date	X	Date

Financial Advisor Signature	Branch Manager Signature (If required by Broker-Dealer)

7. Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Crescent Private Credit Income Corp. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

I consent to electronic delivery
Initials

Email Address:

If blank, the email provided in Section 4 or Section 3A will be used

8. Subscriber Signatures

Crescent Private Credit Income Corp. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Crescent Private Credit Income Corp. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Crescent Private Credit Income Corp. to accept this subscription, you hereby represent and warrant to Crescent Private Credit Income Corp. as follows:

8a. Please Note: All Items in this section 8.a. must be read and initialed

	Primary Investor Initials	Co- Investor Initials
(i) I have received the prospectus (as amended or supplemented) for Crescent Private Credit Income Corp. at least five business days prior to the date hereof.	Initials	Initials

(ii) I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials

(iii) In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials

(iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.	Initials	Initials

(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.	Initials	Initials

(vi) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

	Initials	Initials

(vii) I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

	Initials	Initials

(viii) I acknowledge that Crescent Private Credit Income Corp. may enter into transactions with Crescent affiliates that involve conflicts of interest as described in the prospectus.	Initials	Initials

(ix) I acknowledge that subscriptions must be submitted at least five business days prior to the first day of each month. My investment will be executed as of the first day of the applicable month at the NAV per share as of the preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will generally be made available at www.crescentprivatecredit.com within 20 business days of the last day of each month.

	Initials	Initials

(x) I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Crescent Private Credit Income Corp.’s toll-free, automated telephone line, (888) 875-0116.

	Initials	Initials

8.b. If you live in any of the following states, please complete Appendix A to Crescent Private Credit Income Corp. Subscription Agreement: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont

In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker-dealer or other financial intermediary introducing you to Crescent Private Credit Income Corp., then Emerson may be deemed to be acting as your broker-dealer of record in connection with any investment in Crescent Private Credit Income Corp. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Crescent Private Credit Income Corp. I acknowledge that the Broker-Dealer / Financial Advisor (Broker-Dealer / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer / Financial Advisor of record at any time by contacting Crescent Private Credit Income Corp. Investor Relations at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X	Date	X	Date

Signature of Investor	Signature of Co-Investor or Custodian (If applicable)

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD

PARTY)

9. Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Crescent Private Credit Income Corp. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Crescent Private Credit Income Corp. and the Broker-Dealer in writing. The Broker-Dealer may notify Crescent Private Credit Income Corp. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Crescent Private Credit Income Corp. may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Crescent Private Credit Income Corp.

Return the completed Subscription Agreement to:

Crescent Private Credit Income Corp.

c/o SS&C GIDS, Inc.

430 W 7th Street, Suite 219079

Kansas City, MO 64105

Crescent Private Credit Income Corp. Investor Relations: (888) 875-0116

Appendix A

For purposes of determining whether you satisfy the standards below, unless otherwise noted, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co- Investor Initials

If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in Crescent Private Credit Income Corp. will only be sold to me if I have a liquid net worth of at least 10 times my investment in Crescent Private Credit Income Corp. and its affiliates.

	Initials	Initials

If I am an Arkansas resident, I must have either (a) a liquid net worth of $70,000 and annual gross income of $70,000 or (b) a liquid net worth of $250,000. Additionally, the total investment in Crescent Private Credit Income Corp. shall not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” shall be determined exclusive of home, home furnishings, and automobiles.

	Initials	Initials

If I am a California resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp.	Initials	Initials

If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in Crescent Private Credit Income Corp. shall not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

	Initials	Initials

If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.

	Initials	Initials

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp. or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

	Primary Investor Initials	Co- Investor Initials

If I am a Massachusetts resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp. and in other illiquid direct participation programs. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

	Initials	Initials

If I am a Missouri resident, in addition to the suitability standards set forth above, no more than 10% of my liquid net worth shall be invested in securities being registered in this offering.	Initials	Initials

If I am a Nebraska resident, I must have (i) either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000; and (ii) I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.

	Initials	Initials

If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Crescent Private Credit Income Corp., its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2), I understand that although Crescent Cap NT Advisors, LLC, the investment adviser to Crescent Private Credit Income Corp. (the “investment adviser”), will advance all organization and offering expenses of Crescent Private Credit Income Corp., and may elect to pay certain of Crescent Private Credit Income Corp.’s expenses, Crescent Private Credit Income Corp. is obligated to reimburse the investment adviser, and this will reduce the returns available to investors.

Additionally, I acknowledge that if I buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge me transaction or other fees, including upfront placement or brokerage commissions, in such amounts as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares.

	Initials	Initials

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of Crescent Private Credit Income Corp., its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a North Dakota resident, I have a net worth of at least ten times my investment in Crescent Private Credit Income Corp.	Initials	Initials

	Primary Investor Initials	Co- Investor Initials

If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am an Oklahoma resident, my investment in Crescent Private Credit Income Corp. may not exceed 10% of my liquid net worth.	Initials	Initials

If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.

	Initials	Initials

If I am a Pennsylvania resident, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp.	Initials	Initials

If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp., its affiliates and other non-traded business development companies. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in Crescent Private Credit Income Corp.	Initials	Initials

If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am a non-accredited Vermont investor, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

	Initials	Initials

Appendix B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 29, 2025

CRESCENT PRIVATE CREDIT INCOME CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01599	88-4283363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

January 2025 Distributions

On January 29, 2025, Crescent Private Credit Income Corp. (the “Fund”) declared regular and special distributions for its Class I common shares of common stock, par value $0.01 per share (“Class I Common Shares”), in the amount per share set forth below:

	Gross Distribution	Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.16000	$0.06000	$-	$0.22000

The distributions for Class I Common Shares are payable to shareholders of record as of the open of business on January 31, 2025 and will be paid on or about February 27, 2025. The January 2025 distributions will be paid in cash or reinvested in the Class I Common Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Net Asset Value

The net asset value (“NAV”) per share of Class I Common Shares of the Fund as of December 31, 2024, as determined in accordance with the Fund's valuation policy, is set forth below:

NAV per share as of December 31, 2024
Class I Common Shares	$27.06

As of December 31, 2024, the Fund’s aggregate NAV was approximately $180.7 million, the fair value of its portfolio investments was approximately $282.2 million and it had principal debt outstanding of $112.0 million, resulting in a debt to equity ratio of approximately 0.62x.

Status of Offering

The Fund is currently publicly offering on a continuous basis of up to $2.5 billion in shares of the Fund’s common stock, par value $0.01 per share (the “Common Shares”), including shares of the Fund’s Class I Common Shares, Class S common shares of common stock, par value $0.01 per share (the “Class S Common Shares”), and Class D common shares of common stock, par value $0.01 per share (the “Class D Common Shares”), pursuant to a registered offering (the "Registered Offering").

Additionally, the Fund has sold unregistered shares as part of private offerings (the “Private Placements”) that were exempt from the registration provisions of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and/or Rule 506(b) or Regulation S promulgated thereunder.

The following table lists the Common Shares issued and total consideration for both the Registered Offering and the Private Placements as of the date of this filing. The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Registered Offering on a monthly basis.

(dollar amounts in millions)	Common Shares issued	Total consideration
Registered Offering:
Class I	681,673	$18.4
Class S	—	—
Class D	—	—
Private Placements:
Class I	6,310,200	161.7
Class S	—	—
Class D	—	—
Total:	6,991,873	$180.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT PRIVATE CREDIT INCOME CORP.

January 29, 2025

	By:	/s/ Kirill Bouek
	Name:	Kirill Bouek
	Title:	Chief Financial Officer